Exhibit 10.2

Omnibus Limited Consent, JOINDER AND AMENDMENT NO. 2 TO VENTURE LOAN AND SECURITY AGREEMENT

This OMNIBUS LIMITED CONSENT, JOINDER AND AMENDMENT TO VENTURE LOAN AND SECURITY AGREEMENT(this “Agreement”) is made as of this 26 day of August, 2020, by and among MOHAWK GROUP Holdings, INC., a Delaware corporation (“Mohawk Holdco”), MOHAWK GROUP, INC., a Delaware corporation (“Mohawk”), each of Mohawk’s direct and indirect subsidiaries set forth on the signature pages hereto (each being referred to herein individually as an “Original Borrower”, and collectively as “Original Borrowers”), TRUWEO, LLC, a Delaware limited liability company (“New Borrower”, and New Borrower, together with the Original Borrowers, the “Borrowers”), HORIZON TECHNOLOGY FINANCE CORPORATION (“HRZN”), as a collateral agent, HORIZON CREDIT II LLC, a Delaware limited liability company (“HCII”), as assignee of HRZN, and HORIZON FUNDING TRUST 2019-1, a Delaware statutory trust (“Horizon Funding Trust” and, collectively with HRZN and HCII, “Lenders” ).

RECITALS

A.Lenders and Original Borrowers are parties to that certain Venture Loan and Security Agreement, dated as of December 31, 2018 (as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain advances of money to the Original Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Original Borrowers have formed New Borrower as a new Subsidiary of Mohawk.

C.Original Borrowers have requested that the Lenders amend the Credit Agreement to join New Borrower as a party to the Credit Agreement as a Borrower on and subject to the terms hereof.

D.New Borrower plans to enter into that certain Asset Purchase Agreement, dated as of August 23, 2020 and attached hereto as Exhibit A (the “Truweo Acquisition Agreement”), by and among New Borrower, a Sole Proprietorship registered at 113 Auburn Rd. Birrong, Sydney NSW Australia 2143 (“Seller”) and Muhammad Sikandar, as Shareholder, pursuant to which New Borrower will acquire certain assets from Seller (the “Truweo Acquisition”).

E.Pursuant to Section 7.6 of the Credit Agreement, the Borrowers are not permitted to acquire or enter into any agreement to acquire substantially all of the assets of another Person.

F.Borrowers have requested, and Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to, among other things, (i) consent to the Borrowers entering into the Truweo Acquisition Agreement and the consummation of the Truweo Acquisition, (ii) consent to the issuance by New Borrower of a Non-Negotiable Promissory Note in the form attached hereto as Exhibit B to Seller in an aggregate initial principal amount of $2,454,631 (the “Truweo Seller Note”), which Truweo Seller Note shall be subordinated to the Obligations pursuant to a Subordination Agreement entered into on the date hereof, (iii) join New Borrower to the Credit Agreement, and the other applicable Loan Documents and (iv) amend certain terms of the Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lenders and Borrowers hereby agree as follows:

1.Recitals.  This Agreement shall constitute a Loan Document and the recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the recitals hereto).

2.Limited Consent.  At the request of and as an accommodation to the Borrowers, subject to the satisfaction of the conditions, including, without limitation, the conditions set forth in Section 9, and in accordance with the terms set forth in this Agreement, Lenders hereby consent to (a) the New Borrower entering into the Truweo Acquisition Agreement and the consummation of the Truweo Acquisition in accordance with the terms of the Truweo Acquisition Agreement and (b) the incurrence of the Indebtedness under the Truweo Seller Note in accordance with the terms thereof and the terms of the Truweo Subordination Agreement.  The consents set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Loan Document; (2) prejudice any right that the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; (3) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Loan Documents, (4) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (5) establish a custom or course of dealing among any of the Borrowers, on the one hand, or any Lender, on the other hand.

3.Joinder.

(a)Subject to the satisfaction of the conditions precedent set forth in Section 9, New Borrower hereby assumes the Obligations under the Credit Agreement and joins in, adopts and becomes (i) a Borrower under the Credit Agreement and any Notes, and (ii) party to the other Loan Documents applicable to it as a Borrower.  Each party hereto agrees that all references to “Borrower” or “Borrowers” contained in the Loan Documents are hereby deemed for all purposes to also refer to and include New Borrower as a Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Loan Documents as if New Borrower was an original signatory thereto.

(b)Intentionally Omitted.

4.Amendments to Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 9 below, the Credit Agreement is hereby amended as follows:

(a)The following definitions are hereby added to Section 1 of the Credit Agreement in their respective alphabetic order:

“Second Amendment” means that certain Omnibus Limited Consent, Joinder and Amendment No. 2 to Venture Loan and Security Agreement, dated as of August 26, 2020, among Borrowers, Collateral Agent and Lenders party thereto.

“Second Amendment Effective Date” means the first date on which all of the conditions set forth in Section 9 of the Second Amendment are satisfied.

“Truweo Acquisition Agreement” has the meaning set forth in the Second Amendment.

“Truweo Seller Note” has the meaning set forth in the Second Amendment.

“Truweo Subordination Agreement” means that certain Subordination Agreement, dated as of the Second Amendment Effective Date, among the parties signatory thereto, as subordinated creditors, Collateral Agent, Lenders party thereto and Borrowers, as such document may be amended, restated, supplemented or otherwise modified from time to time after the date hereof.

(b)The definition of “Permitted Indebtedness” appearing in Section 1 of the Credit Agreement is hereby amended by: (1) deleting the reference to “and” at the end of clause (g) thereof, (2) replacing the “.” at the end of clause (h) thereof with “; and” and (3) inserting the following as a new clause (i) thereof:

“(i)Indebtedness in respect of the Truweo Seller Note.”

(c)Section 7.9 is hereby amended by hereby amended and restated in its entirety to read as follows:

“Section 7.9  Indebtedness Payments. (a) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Agreement or under any revolving credit agreement constituting Permitted Indebtedness under clause (d) of the definition of Permitted Indebtedness) or lease obligations, (b) except to the extent permitted by the Intercreditor Agreement, amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (c) repay any notes to officers, directors or shareholders.  Notwithstanding the foregoing, Co-Borrowers may declare, pay, make or set aside any amount for payment in respect of (i) the Aussie Health Seller Note to the extent permitted by the Aussie Health Subordination Agreement and (ii) the Truweo Seller Note to the extent permitted by the Truweo Subordination Agreement.”

(d)Attached hereto as Exhibit C are supplements to the Disclosure Schedules to the Credit Agreement and setting forth the relevant information with respect to New Borrower which are added to the information set forth on Disclosure Schedules to the Credit Agreement to which they apply and shall be deemed attached thereto and become a part thereof.

5.Intentionally Omitted.

6.Grant of Security Interest.  Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, New Borrower hereby collaterally assigns and grants to Lenders,  and subject only to Permitted Liens, a continuing  Lien on and security interest in, upon, and to all of New Borrower’s right, title and interest in and to all of New Borrower’s assets, including without limitation, all of New Borrower’s right, title, and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)All goods (and embedded computer programs and supporting information included within the definition of “goods” under the Code) and equipment now owned or hereafter acquired, including all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

(b)All inventory now owned or hereafter acquired, including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of New Borrower’s custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and New Borrower’s books relating to any of the foregoing;

(c)All contract rights and general intangibles (including Intellectual Property), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

(d)All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to New Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by New Borrower (subject, in each case, to the contractual rights of third parties to require funds received by New Borrower to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by New Borrower and New Borrower’s books relating to any of the foregoing;

(e)All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and New Borrower’s books relating to the foregoing; and

(f)To the extent not covered by clauses (a) through (e), all other personal property of New Borrower, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale or licensing of Intellectual Property.

(g)New Borrower hereby authorizes Lenders to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Lenders shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lenders hereunder.

7.Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement.   Each Borrower confirms and agrees that all security interests and

Liens granted to Lenders continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens.  Nothing herein is intended to impair or limit the validity, priority or extent of Lenders’ security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Loan Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

8.Costs and Fees.  Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Lenders’ counsel incurred in connection with the preparation of this Agreement and any related documents.  If any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by such Lender for the work performed.

9.Conditions to Effectiveness.  This Agreement shall become effective as of the date on which Lenders have received each agreement, document and instrument set forth in this section, each in form and substance satisfactory to Lenders, including the satisfaction of the following conditions precedent, each to the satisfaction of Lenders in their sole discretion:

(a)Borrowers shall have delivered to Lenders this Agreement, duly executed by an authorized officer (or authorized signatory) of each Borrower;

(b)Lenders shall have received the Truweo Subordination Agreement, duly executed by as subordinated creditors party thereto, Lenders and Borrowers;

(c)Lenders shall have received a fully executed copy of the Truweo Acquisition Agreement and all other material agreements, documents or instruments pursuant to which the Truweo Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(d)Substantially concurrently with the effectiveness of this Agreement, the Truweo Acquisition has been consummated (i) in all material respects in accordance with the terms of the Truweo Acquisition Agreement and (ii) in accordance with applicable law (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e)the Grant of IP Security Interests executed by the New Borrower;

(f)the certificate from an officer (or another authorized person) of New Borrower certifying as to (i) the names and signatures of each officer or authorized signatories of the New Borrower authorized to execute and deliver this Agreement and all documents executed in connection therewith, (ii) the organizational documents of New Borrower attached to such certificate are complete and correct copies of such organizational documents as in effect on the date of such certification, (iii) the resolutions of New Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of New Borrower in each applicable jurisdiction, together with, if applicable, related tax certificates;

(g)for the New Borrower current UCC searches from the Secretary of State of its jurisdiction of organization with results reasonably acceptable to Lenders;

(h)Lenders shall have received a duly executed legal opinion of New Borrower’s counsel, addressed to Lenders, addressing matters Lenders may reasonably request;

(i)all of the representations and warranties of Borrowers set forth herein and in the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(j)no Default or Event of Default shall exist under any of the Loan Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(k)executed copies of all consents and amendments required under the terms of the Amended and Restated Credit and Security Agreement dated as of November 23, 2018 (as amended from time to time) by and among MidCap Funding IV Trust as agent, the Lenders party thereto and the Credit Parties party thereto, in connection with the Truweo Acquisition and the Truweo Seller Note, in each case, in form and substance reasonably satisfactory to Lenders; and

(l)Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as Lenders may reasonably request, including, without limitation, any agreements, instruments and other documents necessary to ensure that Lenders receive a perfected Lien in all of to the extent required by the Credit Agreement.

10.Post-Closing Requirements.  New Borrower hereby covenants and agrees that it shall:

(a)by the date that is thirty (30) days following the date hereof (or such later date as Lenders may agree in their sole discretion in writing), provide Lenders with insurance certificates and endorsements, naming Lenders as additional insured, assignee or lender loss payee, as applicable, as required by Section 6.8 of the Credit Agreement; and

(b)by the date that is thirty (30) days following the date hereof (or such later date as Lenders may agree in their sole discretion in writing), provide Lenders with fully executed Deposit Account Control Agreements for the deposit accounts of the New Borrower, as and to the extent required by Section 7.13 of the Credit Agreement; provided, that until the New Borrower has provided such Deposit Account Control Agreements or evidence of closure, Borrowers shall not permit the funds held in the New Borrower’s Deposit Accounts to exceed the amount(s) reasonably necessary for New Borrower to maintain solvency, assets, level of income, working capital, or its financial condition in the ordinary course of business.

Borrowers hereby agree that failure to comply with the requirements set forth in Section 10 of this Agreement shall constitute an immediate and automatic Event of Default.

11.Release.  In consideration of the agreements of Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Borrower acknowledges that the foregoing release is a material inducement to each Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Lenders in connection therewith.

12.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Loan Documents or any of Lenders’ rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

13.Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Loan Documents to any third party (other than to such Borrower’s current and prospective direct and indirect financing sources, acquirors and holders of debt and the Borrowers’ direct and indirect equityholders, and its and their respective attorneys, advisors, directors, managers and officers on a need-to-know basis,  as otherwise may be required by law or in connection with the resolution of a dispute brought hereunder involving a Borrower and any Lender, or in connection with any public or regulatory filing requirement relating to the Loan Documents) without Lenders’ prior written consent.  Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Loan Documents that such information is confidential and may not be disclosed to any other person except as may be required by law, including to any court or regulatory agency having jurisdiction over such Borrower, or any Lender.

14.Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

15.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 15 of the Credit Agreement is incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f)Entire Agreement.The Credit Agreement, as amended hereby, and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Loan Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

[Signatures Continue on Following Page]

ORIGINAL BORROWERS:

MOHAWK GROUP HOLDINGS, INC.

MOHAWK GROUP, INC.

XTAVA LLC

SUNLABZ LLC

RIF6 LLC

VREMI LLC

HOMELABS LLC

VIDAZEN LLC

URBAN SOURCE LLC

ZEPHYRBEAUTY LLC

DISCOCART LLC

VUETI LLC

PUNCHED LLC

SWEETHOMEDEALZ LLC

KITCHENVOX LLC

EXORIDER LLC

KINETIC WAVE LLC

3GIRLSFROMNY LLC

CHICALLEY LLC

BOXWHALE, LLC

By:	/s/ Fabrice Hamaide
Name:	Fabrice Hamaide
Title:	Chief Financial Officer

AUSSIE HEALTH CO, LLC
By:	Mohawk Group, Inc., its Sole Member

By:	/s/ Fabrice Hamaide
Name:	Fabrice Hamaide
Title:	Chief Financial Officer

NEW BORROWER:
TRUWEO, LLC

By:	/s/ Fabrice Hamaide
Name:	Fabrice Hamaide
Title:	Chief Financial Officer

LENDERS:

HORIZON TECHNOLOGY FINANCE CORPORATION

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON CREDIT II LLC

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer

HORIZON FUNDING TRUST 2019-1
By:	Horizon Technology Finance Corporation, its agent

By:	/s/ Robert D. Pomeroy, Jr.
Name:	Robert D. Pomeroy, Jr.
Title:	Chief Executive Officer